Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GCT SEMICONDUCTOR, INC.

GCT Semiconductor, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of GCT Semiconductor, Inc. was filed with the Secretary of State of Delaware on February 21, 2001.

SECOND: The Amended and Restated Certificate of Incorporation of GCT Semiconductor, Inc. in the form attached hereto as Exhibit A, has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, GCT Semiconductor, Inc. has caused this Certificate to be signed by the President and the Secretary this 18th day of May, 2011.

By: /s/ Kyeongho Lee

Name:	Kyeongho Lee
Title:	President

ATTEST:

By:	/s/ Kyeongho Lee

Name: Kyeongho Lee
Title: Secretary

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GCT SEMICONDUCTOR, INC.

ARTICLE I

The name of the corporation (hereinafter called “Corporation”) is GCT Semiconductor, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Corporation is authorized to issue two (2) classes of shares, to be designated “Common” and “Preferred” and referred to herein as the “Common Shares” or the “Preferred Shares,” respectively. The total number of Common Shares the Corporation is authorized to issue is Three Hundred Five Million Three Hundred Seventy Four Thousand Seven Hundred Eighteen (305,374,718). The par value is $0.001 per share. The total number of Preferred Shares the Corporation is authorized to issue is One Hundred Ninety Three Million One Hundred Eighty Thousand Eight Hundred Six (193,180,806). The par value is $0.001 per share. The Preferred Shares shall be divided into series. The first series shall consist of Five Million Six Hundred Thousand (5,600,000) shares and is designated “Series A Preferred Stock,” the second series shall consist of Five Million Two Hundred Thousand (5,200,000) shares and is designated “Series B Preferred Stock,” the third series shall consist of Seventy Million Two Hundred Eighty-Five Thousand Three (70,285,003) shares and is designated “Series C Preferred Stock,” the fourth series shall consist of Thirty One Million Three Hundred Sixty-Six Thousand One Hundred Sixteen (31,366,116) shares and is designated “Series D Preferred Stock,” the fifth series shall consist of Five Million Six Hundred Eighty-One Thousand Eight Hundred Twenty (5,681,820) shares and is designated “Series E Preferred Stock” and the sixth series shall consist of Seventy Five Million Forty Seven Thousand Eight Hundred Sixty Seven (75,047,867) shares and is designated “Series F Preferred Stock” (the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F

Preferred Stock hereinafter referred to collectively as the “Preferred Stock”). The powers, preferences, rights, restrictions, and other matters relating to the Preferred Stock are as follows:

1.        Dividends.

(a)        The holders of the Series A Preferred Stock shall be entitled to receive dividends when, as, and if declared by the Board of Directors, in an amount which shall be paid pro rata on the Common Stock and the Series A Preferred Stock, on an equal priority, pari passu basis, according to the number of shares of Common Stock held by the stockholders, where each holder of Series A Preferred Stock is to be treated for this purpose as holding (in lieu of such shares of Series A Preferred Stock) the greatest whole number of shares of Common Stock then issuable upon conversion in full of such shares of Series A Preferred Stock.

(b)        The holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of $0.15 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum (the “Series B Dividend”) payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative.

(c)        The holders of the Series C Preferred Stock shall be entitled to receive dividends at the rate of $0.05 per share of Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum (the “Series C Dividend”) payable out of funds legally available therefor. Such dividends shall accrue as of the date of the first issuance of each share of the Series C Preferred Stock and shall be payable only when, as, and if declared by the Board of Directors or as provided for in Sections 2(b), 4(b) and 7 of this Article IV and shall be cumulative.

(d)        The holders of the Series D Preferred Stock shall be entitled to receive dividends at the rate of $0.08 per share of Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum (the “Series D Dividend”) payable out of funds legally available therefor. Such dividends shall accrue as of the date of the first issuance of each share of the Series D Preferred Stock and shall be payable only when, as, and if declared by the Board of Directors or as provided for in Sections 2(b), 4(b) and 7 of this Article IV and shall be cumulative.

(e)        The holders of the Series E Preferred Stock shall be entitled to receive dividends at the rate of $0.088 per share of Series E Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum (the “Series E Dividend”) payable out of funds legally available therefor. Such dividends shall accrue as of the date of the first issuance of each share of the Series E Preferred Stock and shall be payable only when, as, and if declared by the Board of Directors or as provided for in Sections 2(b), 4(b) and 7 of this Article IV and shall be cumulative.

(f)        The holders of the Series F Preferred Stock shall be entitled to receive dividends at the rate of $0.096 per share of Series F Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum (the “Series F Dividend”) payable out of funds legally available therefor. Such dividends shall accrue as of the date of the first issuance of each share of the Series F Preferred Stock and shall be payable only when, as, and if declared by the Board of Directors or as provided for in Sections 2(b), 4(b) and 7 of this Article IV and shall be cumulative.

(g)        No dividends or other distributions (other than those payable solely in the Common Stock of the Corporation or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) shall be paid on any Series B Preferred Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.05 per share, $0.08 per share, $0.088 per share and $0.096 per share (each as adjusted for stock dividends, combinations or splits with respect to such shares) on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, shall have been paid or declared and set apart during such fiscal year and for any prior year for which dividends accumulated but remain unpaid. No dividends or other distributions (other than those payable solely in the Common Stock of the Corporation or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) shall be paid on any share of Common Stock or Series A Preferred Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.15 per share (as adjusted for stock dividends, combinations or splits with respect to such shares) on the Series B Preferred Stock shall have been paid or declared and set apart during such fiscal year, and no dividends shall be paid on any shares of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this Section 1) is paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock could then be converted. With the exception of the Series C Dividend, the Series D Dividend, the Series E Dividend and the Series F Dividend, dividends shall not be cumulative and no right to such dividends shall accrue to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Common Stock unless declared by the Board of Directors.

(h)        In the event the Corporation shall declare a distribution (other than a distribution described in Section 1(a), 1(b), 1(c), 1(d), 1(e) or 1(f) of this Article IV) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to a proportionate share of any such distribution as though such holders were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2.        Liquidation Preference.

(a)        In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be entitled to receive on a pari passu basis, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership thereof, the amount of $0.88 per share of Series D Preferred Stock, $1.10 per share of Series E Preferred Stock and $1.20 per share of Series F Preferred Stock, respectively, as adjusted for any stock dividends, combinations or splits with respect to such shares. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(b)        After payment to the holders of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock of the amounts set forth in Section 2(a) of this Article IV, the holders of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock on a pari passu basis shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, the amount of $1.813783 per share of Series C Preferred Stock, $0.6072 per share of Series D Preferred Stock, $0.55 per share of Series E Preferred Stock and $0.60 per share of Series F Preferred Stock, respectively, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus all accrued but unpaid dividends on each such share then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(c)        After payment to the holders of the Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock of the amounts set forth in Section 2(a) and Section 2(b) of this Article IV, the holders of the Series A Preferred Stock and the Series B Preferred Stock on a pari passu basis shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.25 and $2.50 per share, respectively, as adjusted for any stock dividends, combinations or splits with respect to such shares, plus all declared but unpaid dividends (if any) on each such share then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive pursuant to this paragraph.

(d)        After payment to the holders of the Preferred Stock of the amounts set forth in Sections 2(a), 2(b) and 2(c) of this Article IV, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.

(e)        For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a merger effected primarily for the purpose of changing the domicile of the corporation) that results in the transfer of a majority of the outstanding voting power of the Corporation, (ii) the closing of a transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities) of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold a majority of the outstanding voting stock of the Corporation (or the surviving or acquiring entity) or (iii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Preferred Stock and the Common Stock to receive, at the closing of such acquisition or sale, cash, securities or other property (valued as provided in Section 2(f) below) in the amounts as specified in Sections 2(a), 2(b), 2(c) and 2(d) of this Article IV.

(f)        In any of the events specified in Section 2(e) of this Article IV, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(i)        Securities not subject to investment letter or other similar restrictions on free marketability:

(A)        If traded on a securities exchange or the Nasdaq Global Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(B)        If actively traded over the counter but not on the Nasdaq Global Market System, the value shall be deemed to be the average of the closing ask or sale price over the thirty (30) day period ending three (3) days prior to the closing; and

(C)        If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation, unless such determination is challenged by an affected party holding at least 1,000,000 shares, in which case the Company will engage an independent financial advisor of national standing and reputation reasonably acceptable to the affected party to determine the fair market value thereof.

(ii)        The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(iii)        In the event the requirements of this Section 2(f) are not complied with, the Corporation shall forthwith either:

(A)        cause the closing of such acquisition or sale to be postponed until such time as the requirements of this Section 2(f) have been complied with; or

(B)        cancel such acquisition or sale, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(f)(iv) of this Article IV.

(iv)        The Corporation shall give each holder of record of the Preferred Stock written notice of such impending transaction no later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein nor sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of the Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of the Preferred Stock.

3.        Voting Rights.

(a)        Each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of the Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all Common Stock into which shares of the Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.

(b)        The holders of record of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, shall be entitled to elect one (1) member of the Board of Directors. Provided that there are at least 500,000 shares of Series C Preferred Stock outstanding, the holders of record of Series C Preferred Stock shall be entitled to elect two (2) members of the Board of Directors (the “Series C Directors”). The holders of record of Series D Preferred Stock shall be entitled to elect one (1) member of the Board of Directors. The holders of record of Series F Preferred Stock shall be entitled to elect one (1) member of the Board of Directors. The holders of record of Common Stock shall be entitled to elect one (1) member of the Board of Directors. The holders of record of Common Stock and Preferred Stock, voting together as a single class, shall be entitled to elect two (2) members of the Board of Directors.

4.        Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)        Right To Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.25 by the Series A Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series A Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock (the “Series A Conversion Price”) shall initially be $0.25 per share of Common Stock. The Series A Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.6364151 by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series B Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the “Series B Conversion Price”) shall initially be $0.6364151 per share of Common Stock. The Series B Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.6364151 by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series C Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred Stock (the “Series C Conversion Price”) shall initially be $0.6364151 per share of Common Stock. The Series C Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.88 by the Series D Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series D Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred Stock (the “Series D Conversion Price”) shall initially be $0.88 per share of Common Stock. The Series D Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.10 by the Series E Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series E Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred Stock (the “Series E Conversion Price”) shall initially be $1.10 per share of Common Stock. The Series E Conversion Price shall be subject to adjustment as hereinafter provided. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.20 by the Series F Conversion Price, determined as hereinafter provided, in effect on the date the certificate for such Series F Preferred Stock shares is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series F Preferred Stock (the “Series F Conversion Price”) shall initially be $1.20 per share of Common Stock. The Series F Conversion Price shall be subject to adjustment as hereinafter provided.

(b)        Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock upon the earlier, as to each series of Preferred Stock, of (i) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock only, the date specified by vote or written consent or agreement of holders of a majority of the shares of such applicable series then outstanding, and, with respect to the Series C Preferred Stock, the date specified by vote or written consent or agreement of holders of seventy-five percent (75%) of the shares of such series then outstanding or (ii) immediately upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation, at a public offering price (prior to underwriters’ discounts and expenses) of at least $1.91 (as adjusted for any stock dividends, combinations or splits with respect to such shares) and aggregate gross proceeds to the Corporation (prior to deduction for underwriters’ discounts and expenses) of at least $25,000,000. The foregoing notwithstanding, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall not be converted pursuant to this subsection (b) unless and until all accrued but unpaid dividends on such shares have been paid in shares of Common Stock. Upon conversion of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock in connection with an underwritten offering of securities pursuant to the Securities Act, all accrued but unpaid dividends with respect to all such shares shall be paid in shares of Common Stock valued at the public offering price.

(c)        Mechanics of Conversion.

(i)        Before any holder of Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office of election to convert the same and shall state therein the number of shares to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii)        If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(iii)        If the conversion is in connection with the Automatic Conversion provisions of Section 4(b) of this Article IV, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d)        Conversion Price Adjustments of Preferred Stock for Certain Diluting Issuances.

(i)        Special Definitions. For purposes of this Section 4(d), the following definitions apply:

(A)        “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

(B)        “Original Issue Date” shall mean the date on which a share of Series F Preferred Stock was first issued.

(C)        “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

(D)        “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii) of this Article IV, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(1)        upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

(2)        upon exercise of options to purchase up to 66,628,273 shares of the Corporation’s Common Stock reserved for employees, directors, consultants or advisors under the Corporation’s 2010 Stock Plan and the Corporation’s 2002 Executive Option Plan (which number shall include all options granted and/or exercised prior to the Original Issue Date);

(3)        as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;

(4)        to equipment lessors, banks, financial institutions or similar entities in transactions approved by the Board of Directors (including the approving vote of each of the directors designated by the Financial Investors as defined in the Corporation’s Amended and Restated Investors’ Rights Agreement), the principle purpose of which is other than the raising of equity capital;

(5)        as direct consideration for the acquisition by the Corporation of another business entity (or business unit or division or all or substantially all of the assets of another business entity, unit or division) or the merger of any business entity with or into the Corporation in which the Corporation is the surviving entity, in each case that is approved by the Board of Directors (including the approving vote of each of the directors designated by the Financial Investors as defined in the Corporation’s Amended and Restated Investors’ Rights Agreement);

(6)        pursuant to any transactions approved by the Board of Directors (including each of the directors designated by the Financial Investors as defined in the Corporation’s Amended and Restated Investors’ Rights Agreement) primarily for the purpose of (1) joint ventures, technology licensing or research and development activities (and not primarily for the purpose of raising equity capital), (2) distribution or manufacture of the Corporation’s products or services (and not primarily for the purpose of raising equity capital), or (3) any other transactions involving corporate partners that are primarily for purposes other than raising equity capital;

(7)        upon exercise of warrants (or the issuance of such warrants), where either (i) such warrants were issued in connection with the sale of the Series E Preferred Stock or Series F Preferred Stock or (ii) the shares issuable upon exercise (or issuance) of such warrants would have been exempt from the definition of “Additional Shares of Common Stock” if issued directly; or

(8)        for which adjustment of the Series A, Series B, Series C, Series D, Series E or Series F Conversion Price is made pursuant to Section 4(e) of this Article IV.

(ii)        No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment to the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) of this Article IV) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price in effect on the date of, and immediately prior to, such issue. No adjustment of the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall be made in an amount less than $0.01 per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

(iii)        Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)        no further adjustments in the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)        if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock);

(C)        upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)        in the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(2)        in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d) of this Article IV) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D)        no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price to an amount which exceeds the lower of (a) the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price on the original adjustment date, or (b) the Series B, Series C, Series D, Series E or Series F Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

(E)        in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series B, Series C, Series D, Series E or Series F Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (C) above.

(iv)        Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) of this Article IV) without consideration or for a consideration per share less than the Series B Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series B Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, shall be reduced, concurrently with such issue, to a price determined by multiplying the applicable Series B Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the applicable Series B Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event the Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii) of this Article IV) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Series C Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share for which such Additional Shares are issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock and all outstanding Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, outstanding options or other outstanding rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

(v)        Determination of Consideration. For purposes of this Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)        Cash and Property. Such consideration shall:

(1)        insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(2)        insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, unless such determination is challenged by an affected party holding at least 1,000,000 shares, in which case the Company will engage an independent financial advisor of national standing and reputation reasonably acceptable to the affected party to determine the fair market value thereof; and

(3)        in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Corporation.

(B)        Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii) of this Article IV, relating to Options and Convertible Securities shall be determined by dividing:

(1)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)        the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(e)        Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and the Series F Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate, in the event the outstanding shares of Preferred Stock are not similarly decreased or increased. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

(f)        Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock or the Series F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4(e) of this Article IV above or a merger or other reorganization referred to in Section 2(e) of this Article IV), the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and the Series F Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, that number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been received by the holders upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock immediately before that change.

(g)        No Impairment. The Corporation will not, without the appropriate vote of the stockholders by law or this Amended and Restated Certificate of Incorporation, by amendment of its Certificate of Incorporation, its Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, the Series E Preferred Stock and Series F Preferred Stock against impairment.

(h)        Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price or the Series F Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock.

(i)        Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)        Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(k)        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(l)        Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(m)        Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, addressed to each holder of record at his or her address appearing on the books of the Corporation and after the passage of five (5) business days after such deposit.

5.        Restrictions and Limitations.

(a)        So long as any shares of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock then outstanding, voting as a single class:

(i)        Amend the Certificate of Incorporation or bylaws in any manner;

(ii)        Authorize, create or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock as to dividend rights, redemption rights, conversion rights, protective provisions or liquidation preferences;

(iii)        Enter into any transaction involving the issuance of any options, warrants or other stock rights to purchase the capital stock of the Corporation, other than the issuance of options under the Corporation’s stock option plans, to the stockholders of the Corporation;

(iv)        Enter into any transaction involving the transfer of the assets of the Corporation to the stockholders of the Corporation; or

(v)        Increase or decrease the authorized number of directors of the Corporation from eight (8).

(b)        So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of holders of at least seventy-five percent (75%) of the then outstanding shares of the Series C Preferred Stock, voting together as a class:

(i)        Take any action to alter or amend the Certificate of Incorporation if such action would change the rights, preferences or privileges of the shares of Series C Preferred Stock;

(ii)        Authorize, create or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series C Preferred Stock as to dividend rights, redemption rights, conversion rights, protective provisions or liquidation preferences;

(iii)        Pay any dividends on the Common Stock (other than in shares of Common Stock);

(iv)        Cause (i) the acquisition of the Corporation by means of merger, consolidation or other form of corporate reorganization or any transaction or series of related transactions in which the stockholders of the Corporation immediately preceding such reorganization or transaction do not own directly or indirectly outstanding securities possessing a majority of the voting power of the surviving entity or (ii) a sale or disposition of all or substantially all of the assets of the Corporation;

(v)        Cause the Corporation to repurchase or otherwise acquire, directly or indirectly, through its subsidiaries or otherwise, its securities (other than repurchases from employees, directors, or consultants of the Corporation upon termination of their service with the Corporation);

(vi)        Increase or decrease the authorized number of directors of the Corporation from eight (8);

(vii)        Create a new stock option plan or increase the authorized number of shares available for issuance under any existing stock option plan; or

(viii)        Recapitalize, reorganize, liquidate or otherwise dissolve the Corporation.

(c)        So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of the then outstanding shares of the Series B Preferred Stock, voting together as a class:

(i)        Amend the Certificate of Incorporation or bylaws in any manner that would adversely alter or change any of the rights, preferences, privileges or restrictions of the Series B Preferred Stock in a manner that does not so affect the entire class of Preferred Stock; or

(ii)        Amend the Certificate of Incorporation to increase or decrease the authorized number of shares of Series B Preferred Stock.

(d)        So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a single class:

(i)        Amend the Certificate of Incorporation or bylaws in any manner that would adversely alter or change any of the rights, preferences, privileges or restrictions of the Series A Preferred Stock in a manner that does not so affect the entire class of Preferred Stock; or

(ii)        Amend the Certificate of Incorporation to increase or decrease the authorized number of shares of Series A Preferred Stock.

6.        No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7.        Redemption.

(a)        At any time after July 15, 2008, the Corporation shall, at the written request of holders of the then outstanding shares of Series C Preferred Stock, redeem the number of outstanding shares of Series C Preferred Stock held by such holder(s) that is specified in a request for redemption (a “Redemption Notice”) delivered to the Corporation by the holder(s) at least thirty (30) days prior to the date of redemption (the “Redemption Date”), by paying in cash therefor $0.6364151 per share of Series C Preferred Stock (in each case, as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued and unpaid dividends on such shares out of funds legally available (the “Redemption Price”).

(b)        At least 15 but no more than 30 days prior to each Redemption Date written notice shall be mailed, first-class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date of such shares, the Redemption Price of such shares, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Except as provided in Section 7(c) hereunder, on or after the relevant Redemption Date, each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event that less than all the shares represented by any such certificate are redeemed on a particular Redemption Date, a new certificate shall be issued representing the remaining unredeemed shares.

(c)        From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series C Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares designated for redemption, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock designated to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series C Preferred Stock. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. As soon as additional funds of the Corporation are legally available for the redemption of the remaining designated but unredeemed shares of Series C Preferred Stock, and provided that a majority in interest of such unredeemed shares consents, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

(d)        The Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock are not redeemable.

ARTICLE V

The powers, preferences, rights, restrictions, and other matters relating to the Common Stock are as follows:

1.        General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.        Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

3.        Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.        Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any outstanding Preferred Stock.

5.        Redemption. The Common Stock is not redeemable at the option of the holder.

ARTICLE VI

A.        Exculpation.

1.        California. The liability of each and every director of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2.        Delaware. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

3.        Consistency. In the event of any inconsistency between Sections 1 and 2 of this subsection A, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which provides to the director in question the greatest protection from liability.

B.        Indemnification.

1.        California. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law. Moreover, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the Corporation and its stockholders.

2.        Delaware. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

3.        Consistency. In the event of any inconsistency between Sections 1 and 2 of this subsection B, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or other person in question the provision of the fullest, promptest, most certain or otherwise most favorable indemnification and/or advancement.

C.        Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VII

The Corporation shall have perpetual existence.

ARTICLE VIII

Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

ARTICLE IX

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

ARTICLE X

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.